UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2025

Paramount Global

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09553	04-2949533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Broadway New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On July 25, 2025, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as promulgated by the Securities and Exchange Commission, Paramount Global (the “Company” or “Paramount”) sent a notice (the “Notice”) to its directors and executive officers informing them of an anticipated blackout period for the Paramount Global Class A Stock Fund and the Paramount Global Class B Stock Fund (collectively, the “Funds”) in the Paramount Global 401(k) Plan (the “Plan”) in connection with the anticipated closing of the transactions (collectively, the “Transaction”) contemplated by the Transaction Agreement, dated as of July 7, 2024, among Paramount, Skydance Media, LLC (“Skydance”), New Pluto Global, Inc. (to be renamed “Paramount Skydance Corporation” upon closing of the Transaction) and the other parties thereto (the “Transaction Agreement”). The Notice provides information on certain trading prohibitions to which directors and executive officers of the Company will be subject during the blackout period.

The Plan’s blackout period is with respect to Paramount’s Class A common stock, $0.001 par value (“Class A Stock”), and Paramount’s Class B common stock, $0.001 par value (“Class B Stock”), and is occurring so that all transactions with respect to Class A Stock and Class B Stock in the Funds can be fully completed before the effective time of the Transaction and so that, after the effective time of the Transaction, the administrator of the Plan can process the exchange of units in the Funds for cash or units in the Class B Stock Fund in the Paramount Skydance Corporation 401(k) Plan. During the blackout period, participants and beneficiaries in the Plan will be unable to: (1) invest in the Funds or diversify the portion of their Plan account invested in the Funds; and (2) obtain a loan, withdrawal or distribution from the Plan with respect to any portion of the participant’s account invested in the Funds.

The Transaction is expected to close on August 7, 2025, subject to customary closing conditions. If the Transaction closes on August 7, 2025, the blackout period would begin the week of July 27, 2025 and end the week of August 10, 2025. The actual closing date of the Transaction remains subject to change, and any such changes may also impact the dates for the blackout period.

During the Plan’s blackout period and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the actual beginning and end dates of the blackout period. This information is available (1) prior to the closing of the Transaction by contacting the Acting General Counsel of the Company by mail at 1515 Broadway, New York, New York 10036, or by telephone at (212) 258-6000 and (2) after the closing of the Transaction by contacting the Acting General Counsel of Paramount Skydance Corporation at 1515 Broadway, New York, New York 10036, or by telephone at (212) 258-6000.

A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 25, 2025, Paramount and Skydance announced that the Transaction is expected to close on August 7, 2025, subject to customary closing conditions.

Paramount and Skydance also announced that the deadlines for Paramount stockholders of record and certain other Paramount stockholders to elect the form of consideration they wish to receive with respect to their shares of Paramount common stock (subject to certain proration procedures as previously announced) in connection with the Transaction are as set forth below (each an “Election Deadline”):

1.	For shares of Paramount common stock held of record, the Election Deadline is 5:00 p.m., New York City time, on July 31, 2025.

2.

For shares of Paramount common stock held by current or former employees of Paramount via their Morgan Stanley Stock Plan Account, the Election Deadline is 4:00 p.m., New York City time, on July 28, 2025.

3.	For shares of Paramount common stock held via the Paramount Global 401(k) Plan, the Election Deadline is 4:00 p.m., New York City time, on July 28, 2025.

A copy of the joint press release is attached as Exhibit 99.2 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

99.1	Blackout Notice to Directors and Executive Officers of Paramount Global, dated July 25, 2025.

99.2	Press Release of Paramount Global and Skydance Media, LLC issued on July 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Caryn K. Groce
Name:	Caryn K. Groce
Title:	Executive Vice President, Acting General Counsel and Secretary

Dated: July 25, 2025

[Signature Page to Form 8-K]